INDEPENDENT AUDITORS' REPORT

The Audit Committee of the Board of
Directors,
Flag Investors International Fund, Inc.

In planning and performing our audit of
the financial statements of Flag
Investors International Fund, Inc. (the
"Fund") for the year ended October 31,
1999 (on which we have issued our
report dated December 3, 1999), we
considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the Fund's internal control.
The management of the Fund is
responsible for establishing and
maintaining internal control.  In
fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.
Because of inherent limitations in any
internal control, misstatements due to
error or fraud may occur and not be
detected.  Also, projections of any
evaluation of internal control to future periods are subject to the risk that the internal control may become inadequate because of changes in conditions, or that the degree of compliance with policies or procedures may deteriorate.
Our consideration of the Fund's internal control would not necessarily disclose all matters in the internal control that might be material weaknesses under standards established by the American
Institute of Certified Public
Accountants.  A material weakness is a
condition in which the design or
operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatement caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the Fund's internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 1999.
This report is intended solely for the
information and use of management, the
Audit Committee of the Board of
Directors of Flag Investors International
Fund, Inc. and the Securities and
Exchange Commission and is not
intended to be and should not be used
by anyone other than these specified
parties.
DELOITTE & TOUCHE LLP
Princeton, New Jersey
December 3, 1999